UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 21, 2016 (Date of earliest event reported)
Silicon Graphics International Corp. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51333 (Commission File Number)	32-0047154 (IRS Employer Identification Number)

900 North McCarthy Blvd., Milpitas, CA (Address of principal executive offices)		95035 (Zip Code)
669-900-8000 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 21, 2016 the Board of Directors (the Board) of Silicon Graphics International Corp. (the Company) appointed Kirsten Wolberg a member of the Company's Board. The Company issued a press release regarding Ms. Wolberg's appointment January 21, 2016. A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

In connection with her appointment, Ms. Wolberg will be granted a restricted stock unit award with a grant date fair value of $120,000, calculated by dividing $120,000 by the 60-day average closing price of the Company's common stock for the 60 calendar days up to and including her date of appointment. The award will vest in full upon the earlier of the 2016 Annual Meeting of Stockholders or one year from the date of grant, subject to her continuous service to the Company. As part of her compensation, Ms. Wolberg also will receive the Company's standard annual cash retainers for her Board participation and for any Board committees on which she serves.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits
            99.1       Press Release of Silicon Graphics International Corp. dated January 21, 2016

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 21, 2016	SILICON GRAPHICS INTERNATIONAL CORP. By: /s/ Jorge L. Titinger Jorge L. Titinger Chief Executive Officer and President

Exhibit Index
Exhibit No.	Description
99.1	Press Release of Silicon Graphics International Corp. dated January 21, 2016